SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  February 15 2000



                        OLD POINT FINANCIAL CORPORATION
           (Exact name of registrant as specified in its charter)





 Virginia                          0-12896          54-1265373
 (State or other jurisdiction of   (Commission      (I.R.S. Employer
  incorporation or organization)    File Number)    Identification No.)



            1 West Mellen Street, Hampton, Virginia               23663
            (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code (757) 728-1200

Item 5.     Other Events

            Gertrude Dixon, who was a Director of Old Point Financial Corporation and its two subsidiaries, Old Point National Bank and Old Point Trust and Financial Services N. A., died on February 15, 2000. Mrs. Dixon owned 190,779 shares or 7.4% of the outstanding shares of Old Point Financial Corporation.

            A copy of the Press Release issued by Old Point Financial Corporation regarding this event is attached as Exhibit I.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Old Point Financial Corporation

     By:  /s/ Robert F. Shuford

          Robert F. Shuford
          Chairman of the Board
          President & CEO
          Dated February 18, 2000

Exhibit I.


                     FOR IMMEDIATE RELEASE

   Robert F. Shuford, President and Chairman of the Board of Old Point Financial Corporation reported that Gertrude S. Dixon, a member of the Board of Directors of Old Point National Bank, Old Point Trust & Financial Services, N.A., and Old Point Financial Corporation, died on Tuesday, February 15, 2000.

   Said Mr. Shuford " Mrs. Dixon has been an active participant in the community for many years. She was a friend to Old Point as well as a business associate, and she will be missed. Despite our sadness, we do not anticipate that her death will have an effect on the company."

   Mrs. Dixon had served on the Board of Directors of Old Point National Bank since 1981 and on the Board of Old Point Financial Corporation since its organization in 1984. She was elected a director of Old Point Trust & Financial Services, N.A. when it was formed in April of 1999. Mrs. Dixon was also a member of the Executive Committee of the Old Point Financial Corporation Board of Directors.


   The $436.3-million asset Old Point Financial Corporation is the parent company of Old Point National Bank, a locally owned and managed community bank, serving Hampton Roads with a 14-branch network extending from Chesapeake through James City County, and Old Point Trust & Financial Services, N.A., Hampton Roads' largest independent trust services provider.

   For More Information Contact: Lani Chisman Davis, Marketing
   Director, 757/728-1286

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important facts that could cause results to differ materially from those anticipated by the forward-looking statements are discussed from time to time in reports filed by Old Point Financial Corporation with the Securities and Exchange Commission.